Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7125
fax: 781 274 8228

www.syntapharma.com

Synta Pharmaceuticals Prices $25 Million Public Offering of Common Stock

LEXINGTON, MA — January 8, 2010 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA), a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to treat severe medical conditions, today announced the pricing of an underwritten public offering of 5,555,556 shares of its common stock at a price to the public of $4.50 per share for gross proceeds of approximately $25 million. After underwriting discounts and commissions and estimated offering expenses payable by us, Synta expects to receive net proceeds of approximately $23.1 million. Synta has also granted the underwriters a thirty-day option to purchase up to an additional 833,333 shares to cover over-allotments, if any, which would result in additional net proceeds of approximately $3.5 million if exercised in full.  The offering is expected to close on or about January 13, 2010, subject to satisfaction of customary closing conditions.

Lazard Capital Markets LLC is acting as sole book-running manager for the offering and RBC Capital Markets Corporation is acting as co-manager.

The net proceeds from the offering will be used to fund Synta’s operations, including, research and development, clinical trials, manufacturing, intellectual property protection and enforcement, and working capital, and for other general corporate purposes.

The securities described above are being offered by Synta Pharmaceuticals pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Lazard Capital Markets LLC in connection with this offering or to obtain any of the above-mentioned prospectuses at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Synta Pharmaceuticals Corp. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.  Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures.  All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities.

Safe Harbor Statement

This press release contains “forward-looking statements,” including, but not limited to, statements relating to the anticipated closing of the offering. Forward-looking statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those detailed in the Company’s public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company’s expectations, except as required by law.

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Contacts:

Synta Pharmaceuticals Corp.

Rob Kloppenburg

(781) 541-7125